UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 3, 2011

NetVentory Solutions Inc.
(Exact name of registrant as specified in its charter)

Nevada	333-153308	98-0573252
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8th Floor-200 South Virginia Street, Reno, NV 89501
(Address of principal executive offices) (Zip Code)

(775) 562-0504
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 3, 2011 we appointed James Demesa to our board of directors.

James Demesa

Mr. Demesa has twenty years experience in biotech corporate management with companies in the United States, Canada and Germany, including nutrition centers, medical education companies, medical clinics and a practice management company.  He is currently on the board of directors of Stem Cell Therapeutics (SSS.V), a public, Calgary-based biotech company and Induce Biologics, a private, Toronto-based orthobiologics company.

Mr. Demesa received a Master of Business Administration (MBA) from the University of South Florida College of Business Administration in 1991, a Doctor of Medicine (MD) from the University of South Florida College of Medicine in 1984 and a Bachelor of Arts (BA), Chemistry from the University of Florida College of Natural Sciences in 1979.

Our directors and officers now include: Ronald Dela Cruz, our President, Secretary and Director, David Marby, our Treasurer and Director and James Demesa.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NETVENTORY SOLUTIONS INC.

By:

/s/ Ronald Dela Cruz
Ronald Dela Cruz
President

Date:  February 4, 2011